Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Med Eiby Holding Co, Limited on Amendment No.6 to Form F-1 [FILE No. 333-270018] of our report dated November 1, 2024, with respect to our audits of the consolidated financial statements of Med Eiby Holding Co, Limited as of June 30, 2024 and 2023, and for and each of the two years in the period ended June 30, 2024, which report appears in the Prospectus, which is part of this Registration Statement.

Our report on the consolidated financial statements contains an explanatory paragraph regarding adjustments described in Note 21 to restate the financial statements as of June 30, 2023 and 2022 to correct misstatements.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum Asia CPAs LLP

Beijing, China

November 1, 2024

BEIJING OFFICE • Units 06-09 • 46th Floor • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District • Beijing • 100004

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com